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                                                                    EXHIBIT 23.2

                        INDEPENDENT AUDITORS' CONSENT OF
                                ERNST & YOUNG LLP



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-15765) pertaining to the 1987 Stock Option Plan of Medical Graphics Corporation and in the Registration Statement (Form S-8 No. 33-47993) pertaining to the Medical Graphics Corporation 1987 Stock Option Plan and 1991 Anderson Stock Option Agreement and in the Registration Statement (Form S-8 No. 33-64430) pertaining to the Medical Graphics Corporation 401(k) Savings Plan and in the Registration Statement (Form S-8 No. 33-64432) pertaining to the Medical Graphics Corporation Employee Stock Purchase Plan and in the Registration Statement (Form S-8 No. 33-80596) pertaining to the Medical Graphics Corporation Non-Employee Director Stock Option Plan and in the Registration Statement (Form S-8 No. 33-80386) pertaining to the Medical Graphics Corporation 1993 MacCarter Stock Option Agreement and Medical Graphics Corporation 1993 Wegmiller Stock Option Agreement and in the Registration Statement (Form S-8 No. 333-14295) pertaining to the 1987 Stock Option Plan, Non-Incentive Stock Option Agreement and Restricted Stock Award Agreement of Medical Graphics Corporation of our report dated February 16, 1996, with respect to the consolidated financial statements of Medical Graphics Corporation included in the Annual Report (Form 10-KSB) for the year ended December 31, 1996.


Minneapolis, Minnesota                       /s/ Ernst & Young LLP
April 15, 1997